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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cinemark, Inc. on Form S-1 of our report dated February 8, 2002, (May 17, 2002, as to the effects of the stock exchange described in Note 1), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SOP 98-5 in 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial Information", "Selected Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP


Dallas, Texas
May 17, 2002